EXHIBIT 10.21


                                 AIRCRAFT LEASE

         THIS AIRCRAFT LEASE (this "Lease") dated as of June 1, 1997 between F Fifty Holdings, Inc., a Delaware corporation (the "Lessor"), and New M-Tech Corporation, a Florida corporation (the "Lessee").

                                    RECITALS

         WHEREAS, the Lessor owns that certain Aircraft as defined in Section 1(a) hereof.

         WHEREAS, the Lessor and the Lessee desire to enter into a lease with respect to the Aircraft.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledge, the parties agree as follows:

                                    AGREEMENT

         1. LEASE. The Lessor hereby agrees to lease to the Lessee hereunder and the Lessee hereby agrees to lease from the Lessor hereunder, the following described aircraft (the "Aircraft"):

         Raytheon Corporate Jets Inc. BAE 125 700B bearing MSN 757031 and U.S. Registration N703TS together with two Garret Model TFE-731-3R-1H aircraft engines bearing MSNs P80162 and P76199.

         2. TERM. The term of this Lease shall begin on June 1, 1997, and shall end on June 30, 2007, unless this Lease shall have been earlier terminated in accordance with the terms hereof.

         3. PAYMENTS. The Lessee agrees to pay the Lessor as follows:

                  (a) The Lessee shall pay the Lessor an annual fee of $150,000 for making the Aircraft available during the initial Term of the Lease (the "Annual Payment"). The Annual Payment shall be due and payable in equal monthly installments on the last day of each month (or if such day is not a business day, on the next succeeding business day).

                  (b) The Lessee shall pay the Lessor, for each flight of the Aircraft, including the provision by the Lessor of all of the services and items set forth in Section 4(a)(ii), an amount per block/hour of actual flight time that is the customary market rate for such services and items, as determined from time to time by either (i) a majority of the Company's non-

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employee directors (as such term is defined in Rule 16b-3 of the Securities
Exchange Act of 1934, as amended) or (ii) all of the Company's directors (the "Hourly Payment"). The Hourly Payment with respect to each flight shall be due and payable within fifteen (15) business days after the completion of such flight.

         4. OBLIGATIONS OF THE LESSEE AND THE LESSOR; AIRCRAFT AND CREW.

                  (a) OBLIGATIONS OF THE LESSEE AND THE LESSOR.

                           (i) OBLIGATIONS OF THE LESSEE. Except for the Lessee's obligation to make the Annual Payment and the Hourly Payment pursuant to Section 3 hereof, the Lessee shall not have any obligation to pay any costs or expenses arising from or incurred in connection with the operation or ownership of the Aircraft.

                           (ii) OBLIGATIONS OF THE LESSOR. The Lessor shall pay or cause to be paid all costs and expenses arising from or incurred in the operation and ownership of the Aircraft, including, without limitation, costs and expenses incurred with respect to flight crews, maintenance, insurance, airport charges and any and all other costs and expenses of any kind or nature, arising directly or indirectly in connection with or related to the use, movement, operation, storage and location of the Aircraft during, before or after a flight, and specifically, with respect to each flight:

                                    (A) The Aircraft (including all expenses
                           associated with the ownership and/or use of such Aircraft for the flight).

                                    (B) A complete flight crew, all members of
                           which shall possess such qualifications, certifications and licenses as may be required by the FAA and all other relevant governmental authorities to conduct the flight.

                                    (C) All maintenance, lubricants and
                           hydraulic fluids necessary for the proper and efficient operation of the Aircraft during such flight.

                                    (D) Insurance with respect to the Aircraft
                           and the flight crew, in form and substance satisfactory to the Lessee and in the amounts and as otherwise set forth in Section 5 hereof.

                                    (E) Aircraft fuel necessary for such flight.

                                    (F) Landing charges associated with such
                           flight.

                                    (G) Overflights and navigational rights
                           charges associated with such flight.

                                    (H) Hotels, meals and transportation for the
                           flight crew if such crew is required to remain overnight at any location other than Miami, Florida.


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                                    (I) Ground support equipment with respect to
                           such flight.

                                    (J) State, federal and local sales or use
                           taxes imposed upon any of the items listed in the items under this Section 4(a)(ii).

         The obligations, covenants and liabilities of the Lessor under this Agreement arising in respect of any flight of the Aircraft shall continue in full force and effect, notwithstanding any termination of this Agreement and shall be enforceable by the Lessee or its successors and assigns.

                           (iii) AIRCRAFT AND CREWS. The crews furnished to the
                  Lessee pursuant to this Agreement shall not be considered to be employees of the Lessee and for all purposes shall be considered to be employees of the entity with which the Lessor contracts for the provision of crews (such entity, a "Crew Provider"). Accordingly, the Lessor shall cause such Crew Provider to be responsible (i) for all wages, salary, health and welfare benefits, social security, unemployment and workers' compensation and state disability insurance, if any, to which crews are entitled by reason of their employment or the provision of their services hereunder, and (ii) all federal, state and local taxes required to be withheld and paid as a result of the wages or other compensation paid to such crews. The Lessor shall cause the Crew Provider to provide the Lessee, upon request, with evidence satisfactory to the Lessee that the Crew Provider and each crew member has all licenses, permits, franchises, registrations and operating authority as shall be necessary to operate the Aircraft on flights for the Lessee hereunder.

         5. INSURANCE.

                  (a) The Lessor shall maintain with respect to the Aircraft, at all times during the term of this Agreement and at the Lessor's sole cost and expense and with any reputable insurance company or insurance broker whose identity, together with any other information regarding such entity requested by the Lessee, shall have been approved by the Lessee (which approval shall not be unreasonably withheld) for purposes of providing or confirming the existence of any insurance required hereunder (an "Approved Insurer"), comprehensive general liability insurance (including, without limitation, third-party aircraft, passenger and contractual liability insurance) with respect to the Aircraft, with coverage through any geographical area at any time traversed by the Aircraft, which is (i) at least of the type usually carried by prudent companies owning or operating the same or comparable aircraft and engines, and which covers risks of the kind customarily insured against by such prudent companies, and (ii) in an amount not less than $25,000,000 per occurrence. The insurance carried in accordance with this Section 5 shall not be subject to any deductible or self-insurance; and the insurers thereunder shall insure the indemnity provisions of Section 6 of this Agreement to the extent of the risks covered by the policy. In addition to the foregoing, the Lessor shall maintain with respect to any crews utilized for flights hereunder, or shall cause the Crew Provider to maintain, general liability and workers compensation insurance with respect to such crews at the Lessor's or such Crew Provider's sole cost and expense.


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                  (b) Any policies of insurance carried in accordance with this
Agreement and any policies taken out in substitution or replacement for any such policies and any policies of reinsurance thereof:

                           (i) shall name the Lessee and/or any other person designated by the Lessee, their respective successors and assigns, and the respective affiliates, agents, officers, directors and employees of each of the foregoing (hereinafter, the "Additional Insureds") as additional named insureds (including, without limitation, with respect to reinsurance policies taken with respect to the insurance required by this Agreement, the Additional Insureds to have the right to make demand for any and all protection and defense afforded by such reinsurance directly against the reinsurers), as their interests may appear, but warranted no operational interest and without imposing on Additional Insureds or their assigns any obligation imposed upon the Lessor as insured (including, without limitation, liability to pay any premiums for any such policies);

                           (ii) by means of an endorsement (other than Lloyd's Aviation Underwriters' Association Standard Policy Form AVN 28) submitted to and approved by the Lessee prior to the use of the Aircraft for any flight hereunder, shall provide that in respect of the interests of Additional Insureds in such policies the insurance shall not be invalidated or impaired by any action or inaction of the Additional Insureds, the Lessor or any other person (including, without limitation, illegal use or any other use or operation of the Aircraft in a manner which is specifically excluded from coverage or is not otherwise permitted by such coverage or subjection of the Aircraft to any conditions, use or operation not permitted by the terms of such coverage) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration or condition contained in such policies by the Lessor or any other person (whether occurring before or after the date of this Agreement and whether before or after any loss or payment under such insurance);

                           (iii) shall provide that if the insurers cancel such insurance for any reason whatever, or the scope of coverage thereof is changed in any way adverse to the interests of the Additional Insureds, or the same is suspended or allowed to lapse for nonpayment of premium, such cancellation, adverse change, suspension or lapse shall not be effective as to the Additional Insureds for thirty (30) calendar days (or, in the case of such cancellation, change, suspension or lapse relating to war and allied risk, seven (7) calendar days or such lesser period as may be available in accordance with the policy conditions) after receipt by the Lessee and the Additional Insureds of written notice by such insurers of such cancellation, change, suspension or lapse;

                           (iv) shall provide that, as against each Additional Insured, the insurer waives any rights of set-off (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise;

                           (v) shall be primary without right of contribution from any other insurance which is carried by any Additional Insured;


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                           (vi) shall expressly provide that all of the
         provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each party insured thereunder;

                           (vii) shall apply in favor of the Additional Insureds irrespective of (i) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, (ii) strikes, riots, civil commotions or labor disturbances, (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional, (iv) any malicious act or act of sabotage, (v) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority, (vi) hijacking or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft, and (vii) any detonation of any weapon of war employing atomic or nuclear fission and/or fusion, or other like reaction or radioactive force or matter, whether hostile or otherwise, or any losses, damage or occurrences while the Aircraft is outside of the control of the Lessor by reason of any such peril (for the purposes hereof, the Aircraft shall be deemed to have been restored to the control of the Lessor on the safe return of the Aircraft to the Lessor at Miami International Airport (such safe return shall require that the Aircraft be parked with engines shut down and under no duress));

                           (viii) shall waive any right of subrogation against any Additional Insured, PROVIDED, that the existence or nonexistence of such subrogation rights shall not in any way delay payment of any claim that would otherwise be payable by such insurers but for the existence of such rights of subrogation or entitle such insurers to exercise any set-off, recoupment, counterclaim or other deduction in respect of any amounts payable under such policies;

                           (ix) shall, in the case of reinsurance, comply with all of the terms and conditions for insurance required hereunder, contain a provision entitling the Lessee and any other Additional Insured to initiate a claim under any reinsurance policy in the event of the refusal or failure of the Lessor or the original insurance company to do so, and expressly provide that a cut-through clause be incorporated providing that in the event of any claim arising under the reinsurances, the reinsurers thereunder shall, in lieu of payment to the original insurer or its successors and assigns, pay to the person (including the Lessee and the other Additional Insureds) otherwise entitled to indemnification and/or defense under the original insurance policy that portion of any loss due for which the reinsurers thereunder would, but for this cut-through clause, be liable to pay the original insurer or its successors and assigns, it being understood and agreed (and the Lessor to obtain the agreement of its original insurer for the benefit of the Lessee, the Additional Insureds and the reinsurers) that any such payment by the reinsurers shall


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

         fully discharge and release the reinsurers thereunder from any and all further liability in connection therewith; and

                           (x) shall otherwise be reasonably satisfactory in all respects to the Lessee.

                  (c) The Lessor shall furnish to the Lessee, upon request, (i) a report, signed by a firm of independent aircraft insurance brokers reasonably acceptable to the Lessee (an "Insurance Broker"), stating that in the opinion of such firm the insurance then carried and maintained on the Aircraft complies in all respects with the terms hereof and (ii) a certificate of insurance signed by an Approved Insurer or the Insurance Broker describing such insurance in reasonable detail (including the identity of the insurers or reinsurers and their respective interests therein). The Lessor shall cause each Insurance Broker to agree in writing with the Lessee and any Additional Insureds (i) to advise the Lessee and any Additional Insureds in writing promptly of any default in the payment of any premium, of any other act or omission on the part of the Lessor of which such firm has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft, and (ii) to advise the Lessee and any Additional Insureds in writing at least thirty (30) days (seven (7) days in the case of any war risk and allied perils coverage) prior to the non-renewal, cancellation, expiration or termination for any reason (including, without limitation, failure to pay the premium therefor) of any insurance carried and maintained on the Aircraft.

                  (d) Nothing contained in this Agreement shall prevent the Lessee or any Additional Insured, each at its own expense and for its exclusive benefit, from carrying insurance with respect to any flights of the Aircraft hereunder in addition to the insurance required hereunder, PROVIDED that such additional insurance does not prevent the Lessor from maintaining or causing to be maintained the insurance required by this Agreement. Any insurance payments received from policies maintained by the Lessee or an Additional Insured shall be retained by the Lessee or such Additional Insured, as the case may be, without reducing or otherwise affecting the Lessor's obligations hereunder.

         6. INDEMNIFICATION.

                  (a) The Lessor hereby assumes liability for, and hereby agrees to, indemnify, protect, save and hold harmless the Lessee, its officers, directors, employees, representatives and affiliates and the respective successors and assigns of each of the foregoing (each, an "Indemnitee") from and against, and on written demand to pay, or to reimburse each Indemnitee for the payment of, as the case may be, any and all claims (whether fraudulent, groundless, false or not), damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings (whether civil or criminal), penalties, fines or other sanctions and any costs, expenses and disbursements in connection therewith (including, without limitation, legal fees and expenses and costs of investigation), of whatsoever kind and nature (including, without limitation, any liability or obligation for loss of use or other incidental or consequential damages, and any liability, obligation or claim arising in tort, whether or not arising from the negligence, actual, implied, active or passive, or strict liability of an Indemnitee or any other


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person) (each of the foregoing being herein referred to individually as a
"Claim" and collectively as "Claims") which may from time to time be imposed on, incurred by, asserted against, charged to or recoverable from any Indemnitee, in any way relating to or arising out of (i) this Agreement or any flight hereunder, or any breach by the Lessor of any covenant or agreement contained herein; and (ii) the Aircraft, whether or not arising out of the manufacture, purchase, ownership, design, fitness for use, merchantability, registration, documentation, possession, lease, sublease, modification, maintenance, overhaul, repair, presence, occupancy, location, storage, use or non-use, operation, airworthiness, condition, or other application or disposition thereof (including, without limitation, latent and other defects, whether or not discovered or discoverable, and any claim for patent, trademark or copyright infringement).

                  (b) The Lessor hereby waives, and releases each Indemnitee from, any Claims (whether now existing or hereafter arising) for or on account of or arising from or in any way connected with injury to or death of personnel utilized by the Lessor in connection with flights hereunder, loss or damage to property of the Lessor or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, leasing, condition or use of the Aircraft, either in the air or on the ground, or which may be caused by any defect (whether known or unknown, exterior or interior, apparent or concealed) in the Aircraft from any material or other article used therein or from the design or testing thereof, or use thereof or from any maintenance, service, repair, overhaul or testing of the Aircraft, regardless of when such defect may be discovered, whether or not the Aircraft is at the time being utilized in connection with a flight hereunder, and regardless of the location of the Aircraft at any such time.

         7. OPERATION AND MAINTENANCE.

                  (a) The Lessor, at its own cost and expense, shall obtain and maintain, or cause to be obtained and maintained, in full force and effect, such authorizations, licenses, permits, franchises, registrations and operating authority as shall be necessary to operate the Aircraft during the term of this Agreement on flights hereunder, and all permits, licenses, authorizations and approvals required in connection with the operation of the Aircraft under this Agreement or otherwise.

                  (b) With respect to each flight of the Aircraft hereunder, the Lessor shall maintain, use and operate the Aircraft, or cause the Aircraft to be maintained, used and operated, in full compliance with the laws of every governmental entity having jurisdiction, any manufacturer's operating manuals and instructions and any airworthiness certificate, license, permit, registration, authorization or approval relating to the Aircraft or the routes on which any such Aircraft is flown hereunder. Without limiting the generality of the foregoing, the Lessor shall not use or suffer the Aircraft to be used in any business which is prohibited by law or for the carriage of illegal drugs, controlled substances or any other goods or materials which are prohibited by law, the Lessee's sole responsibility with respect to the foregoing being to screen and manifest any cargo or baggage in accordance with the Lessee's normal security procedures. The Lessor has been provided a copy of the Air Carrier Initiative Agreement between the Lessee


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and the United States Customs Service, and the Lessor agrees to comply with the terms of such Air Carrier Initiative Agreement with respect to all flights conducted hereunder.

                  (c) The Lessor, at its own cost and expense, shall (i) maintain, inspect, service, repair, overhaul and test the Aircraft in accordance with an FAA approved maintenance program, (ii) cause the Aircraft to be timely serviced, repaired and maintained in accordance with all FAA or other governmental regulations applicable to the Aircraft, and all airworthiness directives and manufacturers' service bulletins, so as to maintain the Aircraft in an airworthy and good operating condition and in such condition as may be necessary to enable the Aircraft to be operated in accordance with Section 7(a), above, and (iii) not maintain, use or operate the Aircraft in violation of any license, permit, registration, authorization or approval relating thereto issued by any authority.

                  (d) The Lessee, at its cost and expense, shall obtain and maintain in full force and effect such permits, licenses, authorizations and approvals necessary for the Lessee to conduct its operations and as may be required of the Lessee by the laws of its country and foreign laws as they apply to the Lessee.

         8. EVENTS OF DEFAULT. Each of the following events shall constitute an "Event of Default":

                  (a) the Lessee shall default in the payment when due of any Annual Payment (or any installment thereof) or Hourly Payment pursuant to
Section 3 hereof, and such default shall continue unremedied for more than five
(5) business days;

                  (b) the Lessee shall default in the observance or performance of any other covenant required to be observed or performed under the terms of this Lease and such default shall continue unremedied for a period of twenty
(20) business days after written notice thereof to the Lessee by the Lessor; or

                  (c) the Lessee shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself under any bankruptcy, insolvency or any other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by in such official in a voluntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or if an involuntary case or other proceeding shall be commenced against the Lessee seeking liquidation, reorganization or other relief with respect to its debts under bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days.


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         9. REMEDIES. When an Event of Default has occurred and is continuing, the Lessor may, at its option, declare this Lease to be in default and exercise any one or more of the following remedies with respect to the Aircraft:

                  (a) The Lessor may proceed by appropriate court action or actions either at law or in equity to enforce performance by the Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach thereof.

                  (b) The Lessor may demand that the Lessee, and the Lessee shall upon written demand of the Lessor, return the Aircraft promptly to the Lessor or the Lessor at its option may enter upon the premises where the Aircraft is located and take immediate possession of and remove the same by summary proceedings or otherwise all without liability to the Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to such property caused by such taking or otherwise.

                  (c) The Lessor may hold, keep or lease to others the Aircraft at its sole discretion free and clear of any rights of the Lessee without any duty to account to the Lessee with respect to such action or inaction, and the Annual Payment due subsequent to the date upon which the Lessee shall have been deprived of the use of the Aircraft shall be reduced by the net proceeds received by the Lessor from such leasing of the Aircraft to any other person other than the Lessee, provided that the Lessor shall have no obligation to lease the Aircraft.

                  (d) The Lessor may demand, and the Lessee shall pay as liquidated damages, and not as a penalty the present value of all Annual Payments due from the date of the Event of Default until the end of the Term, such present value to be computed on a basis of an 8% per annum discount compounded annually.

                  (e) In addition, the Lessee shall be liable for any and all unpaid Annual Payments or Hourly Payments due hereunder before or during the exercise of any of the foregoing remedies and for all court costs and reasonable attorneys' fees (including any such reasonable attorneys' fees incurred on appeal) and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft and placing the Aircraft in suitable condition for return.

         The Lessee acknowledges and agrees that upon the occurrence of an Event of Default, the Lessor is and shall remain entitled to immediate possession of the Aircraft. Accordingly, the Lessee hereby waives to the fullest extent permitted by applicable law, any and all rights the Lessee or the Lessee's successors may have under any bankruptcy, or similar laws, rules or regulations with respect to the continued possession of the Aircraft.

         All of remedies provided herein shall be cumulative and in addition to any other remedies available to the Lessor at law or equity.

         10. FURTHER ASSURANCES. The Lessee will act at its own expense to execute, acknowledge and deliver all and every such further acts, deeds, conveyances, transfers and


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assurances as the Lessor may reasonably request or to protect the right, title and interest of the Lessor hereunder or the perfection of any security interest granted by the Lessor.

         11. BINDING AGREEMENT. This Lease shall be binding upon and inure to the benefit of the Lessor and the Lessee and their respective assigns and successors.

         12. SEVERABILITY. The unenforceability or invalidity of any provision or provisions of this Lease shall not render any other provision or provisions herein contained unenforceable or invalid.

         13. SECTION HEADINGS. All headings are inserted for convenience only and shall not affect any construction or interpretation of this Agreement.

         14. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Florida without consideration of the conflict of law principles thereof.

         15. NOTICE. Any notice provided for in this Lease shall be in writing and shall be deemed to have been duly given when delivered personally or by reputable overnight courier with receipt acknowledged, addressed as follows:

           For the Lessor:     F Fifty Holdings, Inc.
                               c/o Joel Newman
                               355 Ocean Boulevard
                               Golden Beach, Florida 33161

           For the Lessee:     New M-Tech Corporation
                               16550 NW 10th Avenue
                               Miami, Florida 33169
                               Attention: President

         16. NO WAIVER. No delay or omission to exercise any right, power or remedy accruing to the Lessor upon any breach of default by the Lessee under this Lease shall impair any such right, power or remedy of the Lessor nor shall any such delay or omission be construed as a waiver of any breach or default, nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

         17. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties and shall not be amended, modified or altered except by writing executed by all the parties hereto.

         18. ASSIGNMENT. Lessee may not sublease the Aircraft or assign, transfer or convey any of its rights, duties or interests under this Agreement.

         19. COUNTERPARTS. This Lease may be executed in one or more counterparts, with each counterpart constituting an original, but all together one and the same instrument.


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

         20. SUBORDINATION OF INTEREST. The Lessee hereby agrees and acknowledges that all of the interests of the Lessee in the Aircraft pursuant to this Lease or otherwise are in all respects subject and subordinate to all of the rights and interests of General Electric Capital Corporation, a New York corporation, pursuant to the terms of that certain Aircraft Security Agreement between the Lessee and General Electric Capital Corporation.

                                     * * * *


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]


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         IN WITNESS WHEREOF, this Lease was executed as of the day and year first written above.

                                  NEW M-TECH CORPORATION,
                                  as Lessee

                                  By:/S/ JOEL NEWMAN
                                     --------------------------------------
                                  Name:  Joel Newman
                                  Title:  President

                                  F FIFTY HOLDINGS, INC., as Lessor

                                  By:/S/ JOEL NEWMAN
                                     -------------------------------------------
                                  Name:  Joel Newman
                                  Title:  President


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